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                                                                   EXHIBIT 10(g)
                          THE SHERWIN-WILLIAMS COMPANY
                          ----------------------------
                    KEY MANAGEMENT DEFERRED COMPENSATION PLAN
                    -----------------------------------------
                      (1997/1999 AMENDMENT AND RESTATEMENT)

         The Sherwin-Williams Company, an Ohio corporation, hereby amends and restates in its entirety, effective as of April 1, 1997, The Sherwin-Williams Company Key Management Deferred Compensation Plan (the "Plan"), which was originally established effective January 1, 1980 and subsequently amended and restated. All deferred compensation credited to a Participant's account under this Plan or any predecessor plan shall continue to be governed by the terms and conditions of this Plan or the predecessor plan, as applicable, as such plan was in effect at the time such deferred compensation was credited.

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         As used herein, the following words and phrases shall have the respective meanings set forth below unless a different meaning is plainly required by the context:

1.01 ACCOUNT(S). The account or accounts established and maintained by the Committee (or the person, group or entity designated by the Committee) to record a Participant's interest in the Plan as set forth in Section 4.01.

1.02 AWARD DATE. The date on which a Participant would have otherwise received a Salary payment, Incentive Award or Eligible Special Compensation, but for an election to defer such Salary, Incentive Award or Eligible Special Compensation made pursuant to Article III of the Plan.

1.03 BENEFICIARY(IES). Any person or persons so designated in accordance with the provisions of Article VI.

1.04     BOARD.  The Board of Directors of the Company.

1.05     COMMITTEE.  The committee which administers the Plan as provided for in
         Article  IX.

1.06 COMMON STOCK. The common stock of the Company or any security into which such Common Stock may be changed by reason of: (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to the forgoing.

1.07 COMPANY. The Sherwin-Williams Company, a corporation duly organized and existing under the laws of the State of Ohio, and its corporate successors and assigns.


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1.08     COMPANY BORROWING RATE. The Company Borrowing Rate shall be the then current borrowing rate of the Company, as determined by the Committee (or the person, group or entity designated by the Committee) in consultation with representatives of the Company.

1.09 COMPANY STOCK FUND. The Company Stock Fund shall mean the Company Stock Fund established and maintained pursuant to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan which consists primarily of Company Stock and such short-term investments as may be deemed appropriate by the Trustee to provide liquidity for the Company Stock Fund.

1.10 DEFERRED COMPENSATION. The amount of a Participant's (i) Salary; (ii) Incentive Award; and/or (iii) Eligible Special Compensation, which such Participant elects to defer pursuant to Article III of the Plan.

1.11 DISTRIBUTABLE INTEREST. The balance in a Participant's Accounts on his Settlement Date determined in accordance with Section 5.01.

1.12 DISTRIBUTION ACCOUNT. The Account established and maintained for a Participant with respect to the Participant's Distributable Interest as of his Settlement Date.

1.13     EFFECTIVE DATE.  The effective date of the Plan is January 1, 1980.

1.14 ELIGIBLE EMPLOYEE(S). Eligible Employees shall mean the select group of management and highly compensated employees determined by the Committee, including but not limited to: (i) certain officers (including officers who are members of the Board of Directors) and other key employees of the Company and (ii) such key employees of any Subsidiary, provided such Subsidiary, with the consent of the Board of Directors of the Company, adopts this Plan by resolution of its Board of Directors.

1.15 ELIGIBLE SPECIAL COMPENSATION. Eligible Special Compensation shall mean any special compensation payable to a Participant that is designated by the Committee as eligible for deferral pursuant to this Plan.

1.16 EMPLOYMENT PERIOD. The period commencing on the later of: (i) the Effective Date of this Plan or (ii) the Participant's employment commencement date; and ending on the Participant's Settlement Date.

1.17 INCENTIVE AWARD. A bonus award granted under any employee bonus program maintained by The Sherwin-Williams Company or a Subsidiary pursuant to which incentive awards are granted in connection with the achievement of certain performance-related goals.

1.18 PARTICIPANT. Any person so designated in accordance with the provisions of Article II.

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1.19     PLAN. The Sherwin-Williams Company Key Management Deferred Compensation
         Plan, as amended from time-to-time.

1.20 PLAN YEAR. The twelve (12) consecutive month period commencing January 1 of any year and ending December 31 of the same year.

1.21 PRIME RATE. The prime rate as determined using the Federal Reserve Statistical daily subscription (FRRB - Select Interest Rate, Subscription - H15) is the primary source to calculate and attribute earnings to the Prime Rate Fund. On the first business day of each calendar month, the Prime Rate shall be calculated on the monthly average of the prime rate for the prior month, and the value divided by 365 days to arrive at the daily mil rate value for purposes of attributing earnings to the Prime Rate Fund for the preceding calendar month. The daily mil rate shall be calculated to the one-millionth position.

1.22 PRIME RATE FUND ACCOUNT. The Account established and maintained for a Participant with respect to any amounts of Deferred Compensation which are to be so invested pursuant to Article IV.

1.23 SALARY. The amount of a Participant's base salary before any deduction from or reduction of such salary by reason of Sections 125, 402(a)(8), 402(h) or 403(b) of the Internal Revenue Code of 1986, as amended, but not including any other amounts which may be considered compensation attributable to the Participant as a consequence of his employment.

1.24 SETTLEMENT DATE. The later of: (i) the date on which a Participant ceases to receive salary payments from the Company and every Subsidiary by reason of permanent termination of employment; or (ii) if such Participant is part of the group of Eligible Employees subject to Rule 16b-3 issued under the Securities Exchange Act of 1934 (or any successor rule to the same effect) and such transaction would not otherwise be exempt under such Rule 16b-3, six (6) months and one (1) day from the last date on which Shadow Units or fractions thereof were credited to or transferred from the Participant's Shadow Company Stock Fund Account.

1.25 SHADOW COMPANY STOCK FUND ACCOUNT. The Account established and maintained for a Participant with respect to any amounts of Deferred Compensation, which the Participant elects to be so invested pursuant to Article IV.

1.26 SHADOW UNITS. A unit of measure equivalent to one (1) unit of the Company Stock Fund.

1.27 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of

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         the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.28     TRUST.  The trust fund established pursuant to Section 8.01.

1.29 VALUATION DATE. If a business day, the date on which a transaction is requested, provided such request is received and confirmed prior to 4:00 p.m. EST; or if a request is received after 4:00 p.m. EST or on a non-business day, the next succeeding business day.

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                                   ARTICLE II
                                  PARTICIPATION

         Participation in the Plan is voluntary. An Eligible Employee shall become a Participant in the Plan as of the first Plan Year for which such Eligible Employee is so designated by the Committee, in its sole discretion, and such Eligible Employee elects, pursuant to Article III hereof, to defer Salary, an Incentive Award and/or Eligible Special Compensation to the Plan. Once an Eligible Employee becomes a Participant, he shall remain a Participant (regardless of whether he elects to defer further Salary, Incentive Awards or Eligible Special Compensation in future Plan Years) until the later of: (i) his Settlement Date or (ii) the date of his final payment if the Participant elects payments over a period of years pursuant to Article V.

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                                   ARTICLE III
                   ELECTION TO DEFER SALARY, INCENTIVE AWARDS
                      AND/OR ELIGIBLE SPECIAL COMPENSATION

3.01 ELECTION TO DEFER. For each Plan Year or portion thereof during the Employment Period, a Participant may elect (subject to the limitations set forth herein) to defer (i) a portion of his salary not to exceed twenty-five percent (25%) per Plan Year; (ii) all or a portion of the Participant's Incentive Award to be paid in such Plan Year, as the Participant may determine, with respect to such Plan Year; and/or (iii) all or a portion of any Eligible Special Compensation to be paid in such Plan Year, as the Participant may determine, with respect to such Plan Year.

3.02 TIME OF ELECTION. An election to defer any portion of a Participant's Salary for a particular Plan Year, Incentive Award and/or Eligible Special Compensation to be paid in a particular Plan Year pursuant to
         Section 3.01 must be made by the Participant at the time and in the manner specified by the Committee; provided, however, that each such election must be made prior to the beginning of the particular Plan Year to which it applies. Notwithstanding the foregoing, an individual who initially qualifies as a Participant by reason of either (i) being a newly hired employee; or (ii) promotion, may elect to defer Salary, an Incentive Award (provided such Incentive Award has not yet been determined as of the date of his election to defer pursuant to Section 3.01) and/or Eligible Special Compensation by making such election within thirty (30) days of such qualification.

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                                   ARTICLE IV
                                    ACCOUNTS
                                   ----------

4.01 ESTABLISHMENT OF ACCOUNTS. The Committee shall establish and maintain the following Accounts which shall reflect the interest, and any increases or decreases thereto, of each Participant in the Plan:
         (a) PRIME RATE FUND ACCOUNT. The Prime Rate Fund Account shall accrue interest based on Prime Rate.

         (b) SHADOW COMPANY STOCK FUND ACCOUNT. The Shadow Company Stock Fund Account shall be credited with a quantity of Shadow Units and fractions thereof (to the nearest thousandths) equal to the amount of units in the Company Stock Fund that could have been purchased with the amount of the Participant's Deferred Compensation credited to the Shadow Company Stock Account on the Valuation Date.

         (c) DISTRIBUTION ACCOUNT. The Distribution Account shall, upon a Participant's Settlement Date, be credited with the Participant's Distributable Interest as determined pursuant to
                  Section 5.01 and his other Accounts charged accordingly. For all periods after the Settlement Date, with respect to any amounts deferred: (1) prior to January 1, 2000, the crediting rate for the Distribution Account shall be the Prime Rate; or
                  (2) on or after January 1, 2000, the crediting rate for the Distribution Account shall be the Company Borrowing Rate.

4.02 INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time-to-time be required by law, or contained elsewhere in the Plan, each Participant may direct the Company as to how his Deferred Compensation should be allocated between the Shadow Company Stock Fund Account and the Prime Rate Fund Account. A Participant's investment direction shall designate the percentage of his Deferred Compensation that is to be invested in each Account. A Participant's investment direction cannot be transferred between Accounts. If a Participant fails to direct the investment of any of his Deferred Compensation, all such undirected amounts shall be credited to the Participant's Prime Rate Fund Account.

4.03 CREDITING OF ACCOUNTS. Each Participant's Accounts shall be credited on each Award Date with an amount equal to that portion of his Salary, Incentive Award and/or Eligible Special Compensation, if any, in accordance with his investment directions pursuant to Section 4.02.

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                                    ARTICLE V
                               PAYMENT OF BENEFITS
                               -------------------

5.01 DETERMINING DISTRIBUTABLE INTEREST. A Participant's Distributable Interest shall be sum of:
         (a) an amount equal to the sum of the value of the Shadow Units allocated to his Shadow Company Stock Fund Account as of the Participant's Settlement Date;
                  and
         (b) the total amount of Deferred Compensation allocated to his Prime Rate Fund Account as of the Participant's Settlement Date.

5.02 TRANSFER OF ACCOUNT BALANCE. Upon a Participant's Settlement Date, the balance, if any, of his Shadow Company Stock Fund Account and his Prime Rate Fund Account shall be credited to his Distribution Account, and his Shadow Company Stock Fund Account and his Prime Rate Fund Account charged accordingly.

5.03     ENTITLEMENT TO BENEFITS.
         (a) If a Participant's Settlement Date occurs by reason of his termination of employment for any reason other than his death, his Distributable Interest determined in accordance with
                  Section 5.01 shall be distributed to the Participant.
         (b) If a Participant's Settlement Date occurs by reason of the Participant's death, his Distributable Interest determined in accordance with Section 5.01 shall be distributed to the Participant's designated Beneficiary or as otherwise provided in Section 5.07.

5.04 FORMS OF DISTRIBUTION. The amount to which a Participant (or his Beneficiary) is entitled shall be distributed in cash. A Participant's Distributable Interest shall be distributed to the Participant, or in the event of his death, his Beneficiary, in one of the following forms, as elected by the Participant:
         (a)      a cash lump sum;
         (b) solely with respect to a Participant whose Distributable Interest exceeds Ten Thousand and 00/100 Dollars ($10,000.00) as of his Settlement Date, in substantially equal monthly installments over a five (5) year period (sixty (60) monthly installments); or
         (c) solely with respect to a Participant whose Distributable Interest exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00) as of his Settlement Date, in substantially equal monthly installments over either: (1) a ten (10) year period (one hundred twenty (120) monthly installments); or (2) a fifteen (15) year period (one hundred eighty (180) monthly installments);
         provided, however, the Committee shall have, in its sole discretion, the right to change the method of distribution selected by the Participant in the event the Committee determines it is in the best interest of the Company to do so. A Participant may elect the form of distribution in which the Participant's Distributable Interest will be paid to such Participant or his Beneficiary, and may revoke such election and make a new election, at any time prior to the Participant's Settlement Date. If the Participant fails to elect the manner of

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         payment, the Participant shall receive a cash lump sum. The payment of such Distributable Interest shall be made, or shall commence, as soon as reasonably practicable following the end of the calendar month in which occurs the Participant's Settlement Date.

5.05 HARDSHIP DISTRIBUTIONS. Upon thirty (30) days prior written application effective as of the applicable Valuation Date, a Participant may be permitted to make a withdrawal in cash from his Accounts on account of hardship in accordance with the following rules:
         (a) An application for approval of such a withdrawal shall be made in writing on a form provided for such purpose by the Committee.
         (b) Withdrawals shall be approved only for an Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of an event beyond the control of the Participant. Unforeseeable Emergencies shall not include obtaining funds to send a Participant's child to college or to purchase a home.
         (c) Withdrawals of amounts because of Unforeseeable Emergency are limited to the amount reasonably necessary to satisfy the need.
         (d) Withdrawal shall not be permitted to the extent that such hardship is or may be relieved through any of the following means:
                  (i) Through reimbursement or compensation by insurance or otherwise;
                  (ii) By liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or
                  (iii)    By cessation of deferrals under the Plan.

5.06 DISABILITY DISTRIBUTIONS. Upon thirty (30) days prior written application, a Participant may be permitted to receive a complete distribution in cash from his Accounts on account of disability in one of the forms permitted by Section 5.04 in accordance with the following rules:
         (a) An application for approval of such disability distribution shall be made in writing on a form provided for such purpose by the Committee.
         (b) Distribution shall be approved only in the event the Participant has a "Total and Permanent Disability." For purposes of this Section 5.06(b), "Total and Permanent Disability" shall mean a physical or mental condition that, in the sole discretion of the Committee, renders the Participant totally and permanently unable to perform the duties and obligations of such Participant's employment position for a consecutive period of twenty-six (26) weeks. The Committee shall have the right to request such information supporting a Participant's claim for a Total and Permanent Disability distribution as the Committee shall deem necessary, including, but not limited to, a physician's statement of disability, in such form as the Committee may provide.


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5.07     DEATH PRIOR TO COMPLETE DISTRIBUTION. If a Participant or Beneficiary
         dies before receiving a complete distribution of his Distributable Interest under the Plan under any of the following circumstances:
         (a)      without designating a Beneficiary therefor;
         (b) if there is no designated Beneficiary living upon the death of a Participant; or
         (c) if all such designated Beneficiaries die prior to the full distribution of his interest; then the undistributed balance of such Distributable Interest shall be distributed to the Participant or Beneficiary's surviving spouse, if any, and if there is no surviving spouse, then to the Participant or Beneficiary's estate in the manner and such one or combination of the ways set forth in Section 5.04 as the Committee, in its sole discretion, shall determine.

5.08 FORFEITURE OF BENEFITS. Notwithstanding anything in the Plan to the contrary, all rights to participate and all rights to any benefit hereunder shall immediately terminate and become null and void in the event the Committee shall determine that the Participant was involved in:
         (a) theft, embezzlement or unauthorized appropriation of Company property or the willful destruction of Company property, or
         (b)      fraud against the Company.

5.09 FACILITY OF PAYMENT. Whenever and as often as any person entitled to payments hereunder shall be determined by the Committee, in its sole discretion, to be physically, mentally or legally incompetent or otherwise unable to apply such payments to his own best interest and advantage, the Committee, in its sole discretion, may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to such person; (ii) to his legal guardian or representative; or (iii) to his spouse or to any other person responsible for the maintenance of such Participant, to be expended for his benefit. The decision of the Committee shall in each case be final and binding upon all persons in interest and neither the Company nor the Committee shall be under any duty to see to the proper application of such funds.

5.10 NOTICE. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee from time-to-time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Committee, or if no such address was filed with the Committee, then at his last post office address as shown in the Company's records, if any, shall be binding on such person for all purposes of the Plan, and neither the Company nor the Committee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or beneficiary.

5.11 MISSING PARTICIPANTS/BENEFICIARIES. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes distributable hereunder and the whereabouts of

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         such Participant, former Participant or Beneficiary is then unknown to the Committee and the Committee fails to receive a claim for such distribution from the person entitled thereto or from any other person validly acting in his behalf within one (1) year thereafter, then such distribution may, in the discretion of the Committee, be disposed of as follows:
         (1) If the whereabouts of the person next entitled thereto is known to the Committee, or is disclosed to the Committee within a period of two (2) years thereafter, distribution may be made as though such Participant or Beneficiary had died at the end of said one (1) year period;
         (2) If the Committee is unable to complete distribution in the manner provided in paragraph (1) of this Section 5.11, but the whereabouts of one or more of the next of kin or surviving spouse of the Participant or former Participant whose interest hereunder is subject to distribution is known to the Committee, then distribution of such Distributable Interest then remaining undistributed hereunder may be made to any one or more or all of such next of kin and surviving spouse, and in such proportions, as the Committee determines;
         (3) If the Committee is unable to complete distribution pursuant to the provisions of either paragraph (1) or paragraph (2) of this Section 5.11 within the time limit therein designated, then at the end of the three (3) year period therein referred to the interest of such Participant or former Participant then remaining undistributed will be cancelled and no further payments with respect thereto will be made.
         If the last post office address of a Participant or Beneficiary, whose interest is subject to distribution by the terms of this Section 5.11 is known to the Committee, then the Committee will notify such person of any action contemplated by it pursuant to this Section 5.11, by letter addressed to him at such last known address.

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                                   ARTICLE VI
                         BENEFICIARIES; PARTICIPANT DATA
                         -------------------------------

6.01 DESIGNATION OF BENEFICIARIES. A Participant may, by instrument in writing in the form prescribed by the Committee executed and delivered to the Committee designate a Beneficiary or Beneficiaries (who may be named contingently or successively) to whom his Distributable Interest under the Plan shall be distributed in the event of his death prior to the full receipt of his interest under this Plan, and he may designate the proportions to be distributed to each such Beneficiary if more than one Beneficiary is designated. Any such designation may be revoked or changed by the Participant at any time and from time-to-time, by similar instrument in writing delivered in accordance with this Section
         6.01. Each designation will revoke all prior designations by the same Participant.

6.02 ASSUMPTION OF DEATH. If the Committee, after reasonable inquiry, is unable within one (1) year to determine whether any Beneficiary did in fact survive the event that entitled him to receive distribution of any sum hereunder, it shall be conclusively presumed that such Beneficiary did in fact die prior to such event.

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                                   ARTICLE VII
                               RIGHTS TO PAYMENTS
                               ------------------

         Neither a Participant nor a Beneficiary hereunder or personal representative of either shall under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof or have any rights in or to the amounts in the Accounts except as specifically provided herein. The amounts in the Accounts shall remain the sole property of the Company unless and until required to be distributed in accordance with the provisions of the Plan, and shall not constitute a trust or be deemed to be held in trust for the benefit of any Participant or Beneficiary hereunder or any of their personal representatives. In the event that neither a Participant nor Beneficiary survives to receive distribution of amounts in the Accounts, such amounts shall forfeited and the Company shall have no further obligations or liability with respect thereto.

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                                  ARTICLE VIII
                                    THE TRUST
                                    ---------

8.01 ESTABLISHMENT OF TRUST. The Company has established a trust fund for the purpose of providing a source from which to pay benefits under the Plan; provided, however, that the Trust is at all times subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy.

8.02 CONTRIBUTIONS TO THE TRUST. Contributions shall be made to the Trust in one or more installments during the Plan Year or as soon as practicable after the close of the Plan Year, but in no event later than ninety
         (90) days after the close of the Plan Year. An amount equal to the interest, earnings and appreciation of Shadow Units shall be contributed to the Trust before the end of the calendar quarter immediately following the calendar quarter in which such interest, earnings and appreciation were credited in accordance with the terms of the Plan.

8.03 SPENDTHRIFT PROVISION. Although amounts held in the Trust are held subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy, no amount payable to a Participant or Beneficiary under the Plan will be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, executions, pledge, encumbrance, charge or any other legal or equitable process by a Participant or Beneficiary, and any attempt to do so will be void; not will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. However, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayment of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

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                                   ARTICLE IX
                                    COMMITTEE
                                    ---------

9.01 COMPOSITION OF COMMITTEE. This Plan shall be administered by a Committee composed of not less than three (3) members of the Board, as shall from time-to-time be duly appointed by the Board and who shall each thereafter serve, without compensation, until death, resignation or removal from such office. Any member of the Committee may resign at any time by notice in writing to the Company, and to the remaining members of the Committee. The Board may remove any member of the Committee at any time by written notice to him and to the remaining members of the Committee. In the event of the resignation, removal, death, inability or failure to act or continue to act of any member of the Committee at any time, a successor to such Member shall be appointed. It is the intention of the Company that there shall be at all times at least three Committee members acting hereunder, and that all vacancies shall be filled promptly. Nevertheless, in the event of and during any such vacancy, the remaining Committee members or member shall have and may exercise all powers of the Committee.

9.02 POWERS AND DUTIES OF COMMITTEE. Except as otherwise expressly provided in this Plan, the Committee shall have the full power and authority, within the limits provided by the Plan:
         (a) to construe the Plan and determine all questions arising in the administration of the Plan, including the power to determine the rights or eligibility of employees and Participants and their beneficiaries, and the amount of their respective interests, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and its decisions and actions made in good faith shall be final and binding upon all persons hereunder;
         (b) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;
         (c) to enforce the Plan, in accordance with its terms and with the rules and regulations adopted by the Committee;
         (d) to delegate such of its authority as the Committee deems appropriate to Company representatives and third party service providers to facilitate the day-to-day administration of the Plan; and
         (e) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of the Plan.

9.03 COMMITTEE ACTION. The Committee shall act by the vote or concurrence of a majority of its members; but no member who is a Participant shall act on any matter that has particular reference to his own interest hereunder. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.

9.04 INDEMNIFICATION. In addition to such other rights of indemnification as the Committee members may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which the Committee members or any of one or more of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross misconduct in his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                    ARTICLE X
                                CHANGE OF CONTROL
                                -----------------

         In the event of a Change of Control, the amounts to which Participants are entitled under Section 5.01 of this Plan shall be immediately distributed in a lump sum cash payment to Participants. For purposes of this Plan, a Change of Control shall be deemed to have occurred if:
         (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding, except:
                  (A)      the Company;
                  (B) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;
                  (C) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or
                  (D) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.
                  Notwithstanding the foregoing: (1) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (2) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (i) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock or (ii) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.
         (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
         (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:
                  (A) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or
                  (B) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                           Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 1(c)(i)(D)) of the combined voting power of the Company's then outstanding securities.
         (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                  Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.
         (v) The shareholders of the Company approve a plan of complete liquidation of the Company.
         For purposes of this Article X, a person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter "Exchange Act") shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:
         (i) which such person or any of such person's "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and under the Exchange Act) is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;
         (ii) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 1(b)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
         (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 1(b)) or disposing of any securities of the Company;
         provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (I) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (II) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Section 1(b) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

                                   ARTICLE XI
                                CLAIMS PROCEDURE
                                ----------------

         Any Participant who believes that he is entitled to a benefit under the Plan which he has not received because the Committee has denied the benefit in whole or in part, may file with the Committee a written claim specifying the basis of his complaint and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when received by the Committee. Unless such claim is allowed in total by the Committee, the Committee shall respond in writing to the claimant advising him of the total or partial denial of his claim. Such notice shall include:
         (a)      The reasons for denial of the claim;
         (b) Reference to the provisions of the Plan upon which the denial of the claim was based;
         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material and information is necessary; and
         (d)      An explanation of the review procedure.
Within six (6) months after the mailing of such notice of denial, the claimant can appeal such denial by filing with a special review committee appointed by the Committee his written request for the review of said claim. A special review committee shall consist of no less than three (3) disinterested parties to the claimant who are not part of the Committee. If an appeal is so filed within six
(6) month period, the special review committee shall conduct a full and fair review of such claim and mail to the claimant not later than sixty (60) days after receipt of a request for review a written decision of the matter based upon the facts and pertinent provisions of the Plan. Such decision shall state the reason for the decision as well as references to the pertinent Plan provisions in which the decision is based. During the full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing to the special review committee, or, if he requests a hearing, to present his case in person or by an authorized representative at a hearing scheduled by the special review committee. In the event the claimant requests a hearing, the time period for the special review committee to render a decision upon a claim shall be extended from sixty (60) to one hundred twenty (120) days after receipt of request for review.

                                   ARTICLE XII
                                    AMENDMENT
                                    ---------

         The Company, by written instrument executed by the Company, shall have the right to amend the Plan, at any time, including retroactively, and all parties claiming any interest thereunder shall be bound thereby.

                                  ARTICLE XIII
                                   TERMINATION

13.01 RIGHT TO TERMINATE. The Company reserves the right, at any time, to terminate its obligation to make contributions to the Trust or to further credit Accounts. The Company also reserves the right, at any time, to suspend crediting Accounts for a fixed or indefinite period of time. The Company shall have the right to terminate or amend the Plan at any time in such manner and to such extent as the Company may in its sole discretion deem advisable and in the best interest of the Company.

13.02 AUTOMATIC TERMINATION OF CONTRIBUTIONS. The liability of the Company to make future contributions to the Trust or credit Accounts shall automatically terminate upon dissolution of the Company, upon its adjudication as bankrupt, or upon the making of a general assignment for the benefit of creditors.

13.03 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon termination of the Plan. Upon the effective date of termination, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and all interests of Participants not theretofore vested shall become immediately fully (100%) vested. The value of the Accrued Benefit of all Participants and Beneficiaries shall be determined and distributed to them as soon as practicable after the end of the quarter in which such termination occurs. All Participants shall receive distributions in a uniform manner in a cash lump sum. The provisions set forth in this Section shall be subject to such modification, including retroactively, without necessity of formal amendment to the Plan, as may be necessary, in the opinion of the Company, to cause the termination of the Plan and/or Trust, or to conform to any requirements of law.

                                   ARTICLE XIV
                                  MISCELLANEOUS
                                  -------------

14.01 EFFECT OF IRS DETERMINATION. Notwithstanding anything in this Plan to the contrary, in the event the Internal Revenue Service rules unfavorably as to the tax consequences of deferrals made under this Plan for any Plan Year, the Board may take any such action as it deems necessary or appropriate, including action to restore Participants to substantially the same position they would have enjoyed had this Plan not been effective for such Plan Year.

14.02 LIMITATIONS ON LIABILITY OF COMPANY. Neither the establishment of the Plan or Trust or any modification thereof, or the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or employee thereof, except as provided by law or by any Plan provision. The amounts in the Accounts shall remain the sole property of the Company unless and until required to be distributed in accordance with the provisions of the Plan, and shall not constitute a trust or be deemed to be held in trust for the benefit of any Participant or Beneficiary hereunder or their personal representative. The Company does not in any way guarantee the Trust or any Participant's Accrued Benefit from loss or depreciation. In no event shall the Company's employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the Trust or any contribution thereto or distribution therefrom.

14.03 ENFORCEABILITY. If any provision of this Plan is finally adjudicated by a court of competent jurisdiction as being illegal or unenforceable, this Plan shall be interpreted and administered as though said illegal or unenforceable provisions had been deleted from the Plan.

14.04 UNFUNDED PLAN. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The establishment of the Trust shall not cause this Plan to be deemed funded for purposes of ERISA.

14.05 PAYMENT OF ADMINISTRATIVE EXPENSES. Expenses incurred in the administration and operation of the Plan shall be paid by the Company.

14.06 GOVERNING LAW. The laws of the State of Ohio shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.

14.07 NO RIGHT TO EMPLOYMENT. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

14.08 PARTICIPANTS ARE GENERAL CREDITORS. All payments to be made hereunder shall be made in cash from the Trust or the general revenues and assets of the Company. To the extent that any Participant or other person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.09 DECISIONS INVOLVING OWN BENEFITS. Notwithstanding any other provisions in Article IX, a Participant or Beneficiary, who has decision making or other administrative authority with respect to the Plan may not decide matters affecting his or her own benefits under the Plan as a Participant functioning in such capacity.

14.10 CONSTRUCTION. Where headings have been supplied for portions of the Plan, they have been supplied for convenience only and are not to be taken as limiting or excluding the meaning of any portion of the Plan. Whenever the word "person" appears in the Plan, it shall refer to both natural and legal persons. The singular or plural number or masculine, feminine and neuter gender shall each be deemed to include the other.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of the 1st day of April, 1997, except as otherwise specifically provided herein.


ATTEST:                                     THE SHERWIN-WILLIAMS COMPANY

/s/                                         By:/s/
--------------------------------               ---------------------------------
                                            Title:
                                                  ------------------------------